Exhibit 11

                   Computation of Net Income per Common Share

                             Watts Industries, Inc.

              (Amounts in thousands, except per share information)


                                                     Fiscal year ended June 30
                                                   1997        1996        1995
                                            ------------------------------------
FULLY DILUTED Average shares outstanding:
  Class A Common Stock, par value $.10           15,868      18,161      18,118
  Class B Common Stock, par value $.10           11,266      11,366      11,448
Net effect of dilutive stock
options--based
  upon treasury stock method using ending
  market price, if higher than average              299           0         189
price
                                            ------------------------------------

Total                                            27,433      29,527      29,755
                                            ====================================

Income (loss) from continuing operations        $48,460   $(53,765)     $42,463
Income from discontinued operations                  79       3,480       3,275
Gain on disposal of discontinued                  3,208           0           0
operations
                                            ====================================
Net income (loss)                               $51,747   $(50,285)     $45,738
                                            ====================================

Income (loss) per Common Share:

  Income (loss) from continuing                   $1.77     $(1.82)       $1.43
operations
  Income from discontinued operations               .00         .12         .11
  Gain on disposal of discontinued                  .12         .00         .00
operations
                                            ====================================
Net income (loss)                                 $1.89     $(1.70)       $1.54
                                            ====================================